Exhibit 21.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Powerus Corporation of our report dated July 24, 2026, relating to the financial statements of Kaizen Aerospace, Inc. as of January 30, 2026 and for the period from January 1, 2026 to January 30, 2026, which is contained in Aureus Greenway Holdings, Inc.’s Registration Statement on Form S-4 dated July 29, 2026.

/s/ WithumSmith+Brown, PC
Whippany, New Jersey

October 6, 2026